Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 23, 2006, relating to the consolidated financial statements and financial statement schedule of Hanesbrands Inc., which appears in the Hanesbrands Inc. Information Statement on Form 10 for the year ended July 2, 2005.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP Chicago, IL September 5, 2006